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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     RITCHIE BROS. AUCTIONEERS INCORPORATED
             (Exact name of registrant as specified in its charter)

                    CANADA
      (Jurisdiction of incorporation or                       NOT APPLICABLE
                organization)                      (I.R.S. Employer Identification No.)

              9200 BRIDGEPORT ROAD, RICHMOND, BRITISH COLUMBIA, CANADA V6X 1S1
                          (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

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
             Title of each class                      Name of each exchange on which
             to be so registered                      each class is to be registered

       COMMON SHARES, WITHOUT PAR VALUE                  NEW YORK STOCK EXCHANGE

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                 NOT APPLICABLE
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Common Shares included in the section entitled "Description of Share Capital" of the Rule 424(b) Prospectus which will form part of the Registration Statement on Form F-1 (such Registration Statement, as it may be further amended from time to time, is referred to herein as the "Form F-1") filed by the Company on September 25, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, is incorporated herein by this reference, as provided by Rule 12b-23 under the Securities Exchange Act of 1934, as amended.

ITEM 2. EXHIBITS.

     The following Exhibits are incorporated herein by reference to the corresponding Exhibits filed with the Form F-1, as provided by Rule 12b-32 under the Securities Exchange Act of 1934, as amended.

EXHIBIT NO.    DESCRIPTION
-----------    -----------
        3.1    Articles of Amalgamation
        3.2    By-laws
        4      Form of Common Share Certificate

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      RITCHIE BROS. AUCTIONEERS INCORPORATED

                                      By:       /s/ C. RUSSELL CMOLIK
                                         ---------------------------------------
                                         Name: C. Russell Cmolik
                                         Title:  President and Chief Operating
                                         Officer

Dated: September 26, 1997

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